QuickLinks -- Click here to rapidly navigate through this document

Exhibit 9

        THIS VOTING AGREEMENT, dated as of July 12, 2007 (this "Agreement") by and among Hexion Specialty Chemicals, Inc., a New Jersey corporation ("Parent"), and MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners (Bermuda) L.P. and MatlinPatterson Global Opportunities Partners B, L.P. (collectively, "Stockholder").

        WHEREAS, the Stockholder is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of certain shares of common stock of Huntsman Corporation, a Delaware corporation (the "Company");

        WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, a newly-formed Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement") which provides (subject to the conditions set forth therein) for, among other things, the merger of Merger Sub with and into the Company (the "Merger");

        WHEREAS, the execution and delivery of this Agreement by the Stockholder,and the form and substance of this Agreement, have been approved by the board of directors of the Company;

        WHEREAS, Stockholder has engaged UBS Securities LLC ("UBS") to provide it with certain services in connection with its ownership of securities of the Company pursuant to a written fee agreement, and, pursuant to such agreement, Stockholder would incur additional fees in the amount of $13,000,000 in the event of a merger transaction with Parent as compared to the fees payable thereunder with respect to a previously proposed merger with Basell AF, and Parent acknowledges that the Company has agreed, in connection with this Agreement and the Merger Agreement, to reimburse or otherwise be responsible for such additional fees as set forth herein at the closing of the Merger, without any reduction in the amount of $28 per share consideration being paid to Company stockholders in the Merger;

        WHEREAS, in connection with the Merger, the outstanding shares of common stock of the Company are to be converted into the right to receive the Merger Consideration; and

        WHEREAS, Parent has required, as a condition to its entering into the Merger Agreement, that the Stockholder enter into this Agreement;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as set forth below:

ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION

        1.1   Definitions. Capitalized terms used herein and not defined have the meanings given to such terms in the Merger Agreement. For purposes of this Agreement:

        "Judgment" means any judgment, order or decree.

        "Law" means any federal, state or foreign constitutional provision, statute, law (including common law), ordinance, rule, regulation or interpretation of any Governmental Entity.

        A Person is deemed to "Own" or to have acquired "Ownership" of a security if such Person (i) is the record owner of such security or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

        "Person" means any individual (including any beneficiary of the Stockholder), firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

        "Subject Securities" means: all securities of the Company (including all shares of Company Common Stock, Company Preferred Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder.

        "Trust Shares" means all shares of Company Common Stock held by the HMP Equity Trust, a Delaware trust (the "HMP Trust"), or with respect to which the HMP Trust has the ability to control the voting thereof.

        A Person is deemed to have effected a "Transfer" of a security if such Person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person (other than Parent or any subsidiary of Parent), (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person (other than Parent or any subsidiary of Parent), or (iii) reduces such Person's beneficial ownership of, or interest in, such security.

        "Voting Covenant Expiration Date" means the earliest to occur of (i) the date upon which the Merger Agreement is validly terminated pursuant to the terms of Section 4.1 thereof and (ii) the Effective Time of the Merger.

        1.2   Rules of Construction.

        (a)   Unless otherwise indicated, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and any reference in this Agreement to any Caption, Recital, Article, Section or clause shall be to the Captions, Recitals, Articles, Sections and clauses of this Agreement.

        (b)   The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." Any reference to the masculine, feminine or neuter gender shall include each other gender and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires.

ARTICLE II
VOTING OF SHARES

        2.1   Voting Covenant. Subject to the terms and conditions set forth in the Trust Agreement, the Stockholder hereby agrees that if it or any entity it controls is the record owner of any Subject Securities at the record date of any meeting of the stockholders of the Company, however called, or the record date of any adjournment or postponement thereof, and in connection with any written action by consent of stockholders of the Company (if then permitted) with respect to which it Owns Subject Securities on the applicable record date, unless otherwise directed in writing by Parent, it will execute and timely deliver a proxy card in the usual form (or the written consent, as applicable) to cause the Subject Securities Owned on the applicable record date to be voted to the extent any of the Subject Securities may be lawfully voted and shall consent to the voting by the HMP Trust of any Trust Shares to be voted to the extent any of the Trust Shares may be lawfully voted:

        (a)   in favor of approval of the Merger, and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement, and in favor of any action in furtherance of any of the foregoing; and

        (b)   against any Competing Proposal.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

        3.1   Valid Existence. The Stockholder represents and warrants to Parent that the three limited partnerships that constitute the Stockholder are validly existing under the laws of their jurisdiction of formation.

        Stockholder hereby represents and warrants to Parent as follows:

        3.2   Authorization. The Stockholder has all power and authority necessary and the capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.3   No Conflicts or Consents.

        (a)   The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (i) conflict with or violate any Law or Judgment applicable to the Stockholder or by which it or any of its properties is or may be bound or affected, or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities (other than the Trust Shares) pursuant to, any agreement, contract or other arrangement (whether written or oral) to which the Stockholder is a party or by the Stockholder or any of its assets or properties is or may be bound or affected.

        (b)   The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder will not, require any additional or further consent or approval of any Person.

        3.4   Title to Securities. As of the date of this Agreement, the Trust Shares are Owned by the HMP Trust. As of the date hereof, none of the Subject Securities or the Trust Shares Owned by the Stockholder is subject to any proxy, voting trust or other agreement, arrangement or restriction (whether written or oral) with respect to the voting of the Subject Securities or the Trust Shares, except as contemplated by this Agreement or as set forth in the Amended and Restated Trust Agreement of the HMP Equity Trust, as amended by Amendment No.1 thereto of even date herewith.

        3.5   Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be true and correct in all respects at all times through the Voting Covenant Expiration Date.

ARTICLE IV
TERMINATION

        4.1   Termination. This Agreement shall terminate on the Voting Covenant Expiration Date.

ARTICLE V
ADDITIONAL COVENANTS OF THE STOCKHOLDERS

        5.1   Transfer. The Stockholder agrees that it will retain in the HMP Trust at least 19,870,000 Shares Owned by it through the date of the closing of the Merger, provided that it may Transfer all or part of such shares so long as (i) the Corporation, in its reasonable discretion, agrees that such Transfer does not constitute an assignment of (x) Huntsman Corporation's rights and obligations under Section 12.4 of the Purchase and Sales Agreement, dated March 23, 1994, by and among Texaco, Inc., Texaco Limited, Texaco Overseas Holdings Inc., Texaco Chemical Company and Huntsman Corporation or (y) Huntsman Specialty Chemicals Corporation's rights and obligations under Section 10.4(b) of the Purchase and Sale Agreement, dated March 21, 1997, by and among Texaco Inc., Texaco Chemical Inc. and Huntsman Specialty Chemicals Corporation or (ii) the Transferee grants all voting rights to such stock to the HMP Trust or to Jon Huntsman, in form and substance satisfactory to the Corporation in its reasonable discretion.

        5.2   Expenses. Except as otherwise set forth herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses. Notwithstanding the foregoing, Parent acknowledges and agrees that the Company will reimburse to MP (if MP pays such amounts), or pay directly to UBS, $13,000,000 at the closing of the Merger.

        5.3   Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such Person may subsequently designate by notice given hereunder), or (c) two Business Days after the date of mailing to the address below or to such other address or addresses as such Person may hereafter designate by notice given hereunder:

    To Parent:

      Hexion Specialty Chemicals, Inc.
      180 East Broad Street
      Columbus, OH 43215
      Telecopy: 614-225-7299
      Attention: William Carter

    with a required copy to (which copy shall not constitute notice):

      Apollo Management VI, L.P.
      9 West 57th Street, 43rd Floor
      New York, NY 10019
      Attention: Mr. Joshua Harris
                        Mr. Scott Kleinman

      and to:

      O'Melveny & Myers LLP
      Times Square Tower
      7 Times Square
      New York, New York 10036
      Attention: John M. Scott, Esq.
      Facsimile: 212-326-2061

    with a further copy to (which further copy shall not constitute notice):

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York 10019
      Attention: Andrew J. Nussbaum, Esq.
      Facsimile: 212-403-2000

    To MP:

      MatlinPatterson Global Opportunities Partners L.P.
      MatlinPatterson Global Opportunities Partners (Bermuda) L.P.
      MatlinPatterson Global Opportunities Partners B, L.P.
      c/o MatlinPatterson Global Advisers LLC

      520 Madison Ave., New York, NY 10022-4213
      Attention: Robert H. Weiss, Esq.
      Facsimile: (212) 651-4011

    with a required copy to (which copy shall not constitute notice):

      Whalen LLP
      600 Anton Blvd. Ste. 1740
      Costa Mesa, CA 92626
      Attention: Michael Whalen, Esq.
      Facsimile: 714-384-4340.

        5.4   Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, then this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the greatest extent possible, the economic, business, legal and other purposes of such invalid or unenforceable term.

        5.5   Entire Agreement. This Agreement (together with the Merger Agreement and any other documents and instruments referred to herein or therein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        5.6   Assignment; Binding Effect. Except as expressly permitted herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by the Stockholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

        5.7   Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by the Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.7, and Stockholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        5.8   Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of the Stockholders under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under all applicable Laws.

        5.9   Governing Law; Venue.

        (a)   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

        (b)   THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE) AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

        (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.9.

        5.10 Counterparts. This Agreement may be executed in two or more counterparts, including via facsimile transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        5.11 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        5.12 [intentionally omitted].

        5.13 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        5.14 Stockholder Capacity. The Stockholder signs solely in its capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Stockholder's Subject Shares. Nothing in this Agreement shall limit or affect any actions taken by a Person who is or becomes a director or officer of the Company taken and in such capacity to the extent this Agreement could be construed to restrict the exercise by such Person of his or her fiduciary duties as a director or officer of the Company.

        5.15 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

* * * * * * *

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

HEXION SPECIALTY CHEMICALS, INC.
By:	/s/ WILLIAM H. CARTER Name: William H. Carter Title: Executive Vice President and Chief Financial Officer
MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS, L.P.
By:	MatlinPatterson Global Advisers LLC, its Investment Advisor
By:	/s/ ROBERT H. WEISS Name: Robert H. Weiss Title: General Counsel
MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS B, L.P.
By:	MatlinPatterson Global Advisers LLC, its Investment Advisor
By:	/s/ ROBERT H. WEISS Name: Robert H. Weiss Title: General Counsel
MATLINPATTERSON GLOBAL OPPORTUNITIES PARTNERS (BERMUDA) L.P.
By:	MatlinPatterson Global Advisers LLC, its Investment Advisor
By:	/s/ ROBERT H. WEISS Name: Robert H. Weiss Title: General Counsel

QuickLinks

  Exhibit 9